UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2006

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On March 1, 2006, DXP Enterprises, Inc., issued a press release announcing financial results for the quarterly period ended December 31, 2005, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release dated March 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

March 1, 2006 By: /s/Mac McConnell
 Mac McConnell
Senior Vice President and
Chief Financial Officer

 INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated March 1, 2006 regarding financial results for the quarterly period ended December 31, 2005

Exhibit 99.1 NEWS RELEASE

CONTACT: Mac McConnell
Senior Vice President, Finance
713-996-4700
www.dxpe.com

DXP ENTERPRISES ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS
FOURTH QUARTER NET INCOME INCREASES 222%
FULL YEAR NET INCOME INCREASES 97%

Houston, TX, -- March 1, 2006 - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced net income of $2.1 million for the fourth quarter ended December 31, 2005, with diluted earnings per share of $.36 compared to net income of $0.6 million and diluted earnings per share of $.12 for the fourth quarter of 2004. Sales increased 45% to $54.7 million from $37.7 million for the fourth quarter of last year. Sales by the two businesses acquired in 2005 accounted for $6.9 million of the sales increase. Excluding sales of the two acquired businesses, sales for the 2005 fourth quarter increased 26.7% from the 2004 fourth quarter.

For the year ended December 31, 2005, DXP reported net income of $5.5 million, with diluted earnings per share of $.94 compared to net income of $2.8 million, with diluted earnings per share of $.50 for 2004. Sales increased 15.4% to $185.4 million for 2005 from $160.6 million for 2004. Sales by the two businesses acquired in 2005 accounted for $7.3 million of the 2005 sales increase. Excluding sales of the acquired businesses, sales increased 10.9%.

David R. Little, Chairman and Chief Executive Officer said "We are very pleased with such strong performance in 2005 and I am very proud of the leadership and dedication shown by everyone at DXP. We feel that our sales and operational strategies position DXP well for the future and give us the ability to leverage these successes in future acquisitions. The outlook for DXP continues to be strong."

Mac McConnell, Senior Vice President and Chief Financial Officer said, "Sales and profits for the fourth quarter of 2005 were positively impacted by DXP's internal growth and by the results of the businesses acquired on August 24, 2005 and December 1, 2005. The need for DXP's products and services within the mining, oil, gas and petrochemical markets continued to increase due to strong worldwide demand. Hurricanes Katrina and Rita impacted DXP's business in the fourth quarter of 2005 by generating an immediate demand for MRO supplies to restart plant operations which was offset by the effect of reduced operations by many of our customers. We believe the impact of the hurricanes on fourth quarter sales was breakeven to slightly positive. We expect increased business opportunities during the next couple of years as the upstream and downstream oil and gas businesses rebuild along the Gulf Coast."

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphasize and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven creating competitive advantages for our customers.

DXP's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of their supply chain needs to DXP, so the customer can focus on his core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Sales	$54,734	$37,749	$185,364	$160,585
Cost of sales	39,684	27,932	135,650	121,154
Gross profit	15,050	9,817	49,714	39,431
Selling, general and administrative expense	11,497	8,575	40,310	34,222
Operating income	3,553	1,242	9,404	5,209
Other income	20	20	56	60
Interest expense	(267)	(257)	(1,000)	(924)
Minority interest	29	39	155	39
Income before income taxes	3,335	1,044	8,615	4,384
Provision for income taxes	1,260	399	3,148	1,604
Net income	$ 2,075	$ 645	$ 5,467	$ 2,780
Per share amounts
Basic earnings per share	$ 0.43	$ 0.16	$ 1.24	$ 0.67
Diluted earnings per share	$ 0.36	$ 0.12	$ 0.94	$ 0.50

UNAUDITED CALCULATION OF EBITDA* (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Income before income taxes	$ 3,335	$ 1,044	$ 8,615	$ 4,384
Plus interest expense	267	257	1,000	924
Plus depreciation and amortization	273	270	990	992
EBITDA	$ 3,875	$ 1,571	$ 10,605	$ 6,300

*EBITDA - earnings before interest, taxes, depreciation and amortization